UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2017

Wingstop Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 686-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Principal Financial Officer and Interim Principal Accounting Officer

On June 12, 2017, following the previously announced intention of Michael F. Mravle to resign his position as Chief Financial Officer, the Company appointed Michael J. Skipworth as Interim Chief Financial Officer effective immediately, to serve until such time as a permanent replacement is named. For Securities and Exchange reporting purposes, the Company has designated Mr. Skipworth as interim principal financial officer and interim principal accounting officer. Mr. Skipworth’s compensation did not change in connection with the foregoing appointment.

Mr. Skipworth, 39, joined the Company in December 2014 as Vice President, Corporate Controller, and has served as Vice President of Finance since January 2016. From September 2010 to November 2014, Mr. Skipworth served as Vice President, Corporate Controller at Cardinal Logistics Holdings, LLC, where he was promoted to Senior Vice President of Finance and Accounting, serving in that role until he joined Wingstop Inc. Previously, Mr. Skipworth was an audit senior manager at KPMG, LLP. He is a certified public accountant.

Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Skipworth had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2017

WINGSTOP INC.

By:	/s/ Darryl Marsch
Darryl Marsch
Senior Vice President, General Counsel and Secretary